Exhibit 99.1

CRITEO REPORTS STRONG RESULTS FOR THE SECOND QUARTER 2016

NEW YORK - August 3, 2016 - Criteo S.A. (NASDAQ: CRTO), the performance marketing technology company, today announced financial results for the second quarter ended June 30, 2016.

•	Revenue increased 36% (or 35% at constant currency1) to $407 million.

•	Revenue excluding Traffic Acquisition Costs, or Revenue ex-TAC, grew 36% (or 35% at constant currency) to $166 million, or 40.8% of revenue.

•	Net Income increased 240% to $13 million.

•	Adjusted EBITDA grew 66% (or 61% at constant currency) to $39 million, representing 9.6% of revenue and 23.6% of Revenue ex-TAC.

•	Adjusted Net Income per diluted share grew 106% to $0.33.

“Our performance marketing platform best positions us to offer advertisers the relevant, accountable and seamless marketing across all environments they are demanding,” said Eric Eichmann, CEO.

"We deliver fast growth and expanding profitability," said Benoit Fouilland, CFO. "Our ability to deliver operating leverage while investing in innovation demonstrates the scalability of our model."

Operating Highlights

•	We added over 900 net clients in the second quarter, a new record in the history of Criteo, approaching 12,000 clients.

•	Over 50% of our business was generated on mobile ads in the second quarter.

•	We went live on Instagram in June, adding a new source of social inventory for advertisers. Many advertisers are now live on Instagram.

•	Users matched through our Universal Match solution generated 47% of Revenue ex-TAC in the second quarter, reflecting the growing adoption of our solution and the high value of matched users.

•	Existing clients in Q2 2015 generated 14% more Revenue ex-TAC at constant currency in Q2 2016, in line with expectations and demonstrating our ability to expand revenues within our client base.

Revenue ex-TAC

Revenue ex-TAC grew 36%, or 35% at constant currency, to $166 million (Q2 2015: $122 million). This increase was primarily driven by new technology innovation across all devices and platforms, the addition of a new record quarterly number of clients across regions and the continued expansion of our publisher relationships.

•	In the Americas region, Revenue ex-TAC grew 36%, or 38% at constant currency, to $60 million (Q2 2015: $44 million) and represented 36% of total Revenue ex-TAC.

•	In the EMEA region, Revenue ex-TAC grew 25%, or 25% at constant currency, to $67 million (Q2 2015: $54 million) and represented 40% of total Revenue ex-TAC.

•	In the Asia-Pacific region, Revenue ex-TAC grew 61%, or 50% at constant currency, to $39 million (Q2 2015: $24 million) and represented 24% of total Revenue ex-TAC.

___________________________________________________
1 Growth at constant currency excludes the impact of foreign currency fluctuations and is computed by applying the 2015 average exchange rates for the relevant period to 2016 figures.

Revenue ex-TAC margin as a percentage of revenue was 40.8% (Q2 2015: 40.8%), in line with prior quarters.

Adjusted EBITDA and Operating Expenses

Adjusted EBITDA grew 66%, or 61% at constant currency, to $39 million (Q2 2015: $24 million). This increase in Adjusted EBITDA is primarily the result of the strong Revenue ex-TAC performance in the quarter.

Adjusted EBITDA margin as a percentage of revenue improved 170 basis points to 9.6% (Q2 2015: 7.9%) and 420 basis points as a percentage of Revenue ex-TAC to 23.6% (Q2 2015: 19.4%). This margin improvement, while we continue to invest in R&D and innovation, demonstrates the scalability and operating leverage of our model.

Operating expenses increased 28% to $128 million (Q2 2015: $100 million). Operating expenses, excluding the impact of equity awards compensation expense, pension service costs, depreciation and amortization, acquisition-related costs and deferred price consideration, which we refer to as Non-GAAP Operating Expenses, increased 27% to $116 million (Q2 2015: $91 million). This increase is primarily related to the year-over-year growth in headcount in Research and Development (46%), Sales and Operations (21%) and General and Administrative (28%), as we continued to scale the entire organization.

Non-GAAP Operating Expenses as a percentage of revenue decreased by 190 basis points to 28.5% (Q2 2015: 30.4%) and by 480 basis points as a percentage of Revenue ex-TAC to 69.8% (Q2 2015: 74.5%).

Net Income and Adjusted Net Income

Net income increased 240% to $13 million (Q2 2015: $4 million). Net income available to shareholders of Criteo S.A. was $12 million, or $0.19 per share on a diluted basis (Q2 2015: $4 million, or $0.05 per share on a diluted basis).

Adjusted Net income, defined as our net income adjusted to eliminate the impact of equity awards compensation expense, amortization of acquisition-related intangible assets, acquisition-related costs and deferred price consideration and the tax impact of these adjustments, increased 106% to $22 million, or $0.33 per share on a diluted basis (Q2 2015: $11 million, or $0.16 per share on a diluted basis).

Cash Flow and Cash Position

Cash flow from operating activities increased 61% to $19 million (Q2 2015: $12 million).

Free Cash Flow, defined as cash flow from operating activities less acquisition of intangible assets, property, plant and equipment and net of proceeds from disposal, was $(3) million (Q2 2015: $(6) million), improving by 51% year-over-year.

Total cash and cash equivalents were $377 million as of June 30, 2016 (December 31, 2015: $354 million).

Business Outlook

The following forward-looking statements reflect Criteo’s expectations as of August 3, 2016.

Third Quarter 2016 Guidance:

•	We expect Revenue ex-TAC to be between $170 million and $174 million.

•	We expect Adjusted EBITDA to be between $42 million and $46 million.

Fiscal Year 2016 Guidance:

•	We expect Revenue ex-TAC growth to be between 30% and 34% at constant currency.

•	We expect our Adjusted EBITDA margin as a percentage of revenue to increase between 60 basis points and 100 basis points.

The above guidance for the third quarter 2016 assumes the following exchange rates for the main currencies having an impact on our business: a U.S. dollar-euro rate of 0.90, a U.S. dollar-Japanese Yen of 110, a U.S. dollar-British pound rate of 0.72 and a U.S. dollar-Brazilian real rate of 3.60.

The above guidance assumes no acquisitions are completed during the third quarter ending September 30, 2016 and the fiscal year ending December 31, 2016.

Non-GAAP Financial Measures

This press release and its attachments include the following financial measures defined as non-GAAP financial measures by the U.S. Securities and Exchange Commission (the "SEC"): Revenue ex-TAC, Revenue ex-TAC by Region, Revenue ex-TAC margin, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, Adjusted Net Income per diluted share, Free Cash Flow, and Non-GAAP Operating Expenses. These measures are not calculated in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP").

Revenue ex-TAC is our revenue excluding Traffic Acquisition Costs (“TAC”) generated over the applicable measurement period and Revenue ex-TAC by Region reflects our Revenue ex-TAC by our core geographies. Revenue ex-TAC and Revenue ex-TAC by Region are key measures used by our management and board of directors to evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, we believe that the elimination of TAC from revenue can provide a useful measure for period-to-period comparisons of our core business and across our core geographies. Accordingly, we believe that Revenue ex-TAC and Revenue ex-TAC by Region provide useful information to investors and the market generally in understanding and evaluating our operating results in the same manner as our management and board of directors.

Adjusted EBITDA is our consolidated earnings before financial income (expense), income taxes, depreciation and amortization, adjusted to eliminate the impact of equity awards compensation expense, pension service costs, acquisition-related costs and deferred price consideration. Adjusted EBITDA is a key measure used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short‑ and long-term operational plans. In particular, we believe that by eliminating equity awards compensation expense, service costs (pension), acquisition-related costs and deferred price consideration, Adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core business. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and the market generally in understanding and evaluating our results of operations in the same manner as our management and board of directors.

Adjusted Net Income is our net income adjusted to eliminate the impact of equity awards compensation expense, amortization of acquisition-related intangible assets, acquisition-related costs and deferred price consideration, and the tax impact of these adjustments. Adjusted Net Income is a key measure used by our management and board of directors to evaluate operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, we believe that by eliminating equity awards compensation expense, amortization of acquisition-related intangible assets, acquisition-related costs and deferred price consideration, and the tax impact of these adjustments, Adjusted Net Income can provide a useful measure for period-to-period comparisons of our core business. Accordingly, we believe that Adjusted Net Income provides useful information to investors and the market generally in understanding and evaluating our results of operations in the same manner as our management and board of directors.

Free Cash Flow is defined as cash flow from operating activities less acquisition of intangible assets, property, plant and equipment and net of proceeds from disposal. Free Cash Flow is a key measure used by our management and board of directors to evaluate the Company's ability to generate cash. Accordingly, we believe that Free Cash Flow permits a more complete and comprehensive analysis of our available cash flows.

Please refer to the supplemental financial tables provided in the appendix of this press release for a reconciliation of Revenue ex-TAC to Revenue, Revenue ex-TAC by Region to Revenue by Region, Adjusted EBITDA to Net Income, Adjusted Net Income to Net Income and Free Cash Flow to cash flow from operating activities, in each case, the most comparable U.S. GAAP measure. Our use of non-GAAP financial measures has limitations as an analytical tool, and you should not consider such non-GAAP measures in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these limitations are: (1) other companies, including companies in our industry which have similar business arrangements, may address the impact of TAC differently; and (2) other companies may report Revenue ex-TAC, Revenue ex-TAC by Region, Adjusted EBITDA, Adjusted Net Income, Free Cash Flow or similarly titled measures but calculate them differently or over different regions, which reduces their usefulness as comparative measures. Because of these and other limitations, you should consider these measures alongside our U.S. GAAP financial results, including revenue and net income.

With respect to our expectations under “Business Outlook” above, reconciliation of Revenue ex-TAC and Adjusted EBITDA guidance to the closest corresponding U.S. GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures; in particular, the measures and effects of equity awards compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in our share price. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future U.S. GAAP financial results.

Forward-Looking Statements Disclosure

This press release contains forward-looking statements, including projected financial results for the quarter ending September 30, 2016 and the fiscal year ending December 31, 2016, our expectations regarding our market opportunity and future growth prospects and other statements that are not historical facts and involve risks and uncertainties that could cause actual results to differ materially. Factors that might cause or contribute to such differences include, but are not limited to: recent growth rates not being indicative of future growth, uncertainty regarding legislative, regulatory or self-regulatory developments regarding data privacy matters, uncertainty regarding our ability to access a consistent supply of internet display advertising inventory and expand access to such inventory, the investments in new business opportunities and the timing of these investments, the impact of competition, our ability to manage growth, potential fluctuations in operating results, our ability to grow our base of clients, uncertainty regarding international growth and expansion, and the financial impact of maximizing Revenue ex-TAC, as well as risks related to future opportunities and plans, including the uncertainty of expected future financial performance and results and those risks detailed from time-to-time under the caption “Risk Factors” and elsewhere in the Company’s SEC filings and reports, including the Company's Annual Report on Form 10-K filed with the SEC on February 29, 2016, as well as future filings and reports by the Company. Except as required by law, the Company undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events, changes in expectations or otherwise.

Conference Call Information

Criteo’s earnings conference call will take place today, August 3, 2016, at 8:00 AM ET, 2:00 PM CET. The conference call will be webcast live on the Company’s website http://ir.criteo.com and will be available for replay.

Conference call details:

•	U.S. callers: +1 855 209 8212

•	International callers: +1 412 317 0788 or +33 1 76 74 05 02

Please ask to be joined into the “Criteo S.A.” call.

About Criteo

Criteo (NASDAQ: CRTO) delivers personalized performance marketing at an extensive scale. Measuring return on post-click sales, Criteo makes ROI transparent and easy to measure. Criteo has over 2,000 employees in 31 offices across the Americas, EMEA and Asia-Pacific, serving 12,000 advertisers worldwide and with direct relationships with 17,000 publishers.

For more information, please visit www.criteo.com.

Contacts

Criteo Investor Relations
Edouard Lassalle, Head of IR, e.lassalle@criteo.com
Friederike Edelmann, Sr. Manager IR, f.edelmann@criteo.com

Criteo Public Relations
Emma Ferns, Global PR director, e.ferns@criteo.com

Financial information to follow

CRITEO S.A.
Consolidated Statement of Financial Position
(U.S. dollars in thousands)
(unaudited)

	December 31,	June 30,
	2015	2016
Assets
Current assets:
Cash and cash equivalents	$353,537	$377,407
Trade receivables, net of allowances	261,581	266,436
Income taxes	2,714	5,277
Other taxes	29,552	39,527
Other current assets	16,030	23,164
Total current assets	663,414	711,811
Property, plant and equipment, net	82,482	97,236
Intangible assets, net	16,470	17,170
Goodwill	41,973	46,859
Non-current financial assets	17,184	17,010
Deferred tax assets	20,196	25,330
Total non-current assets	178,305	203,605
Total assets	$841,719	$915,416
Liabilities and shareholders' equity
Current liabilities:
Trade payables	$246,382	$240,757
Contingencies	668	283
Income taxes	15,365	9,455
Financial liabilities - current portion	7,156	6,011
Other taxes	30,463	33,880
Employee - related payables	42,275	46,372
Other current liabilities	15,531	21,531
Total current liabilities	357,840	358,289
Deferred tax liabilities	139	518
Retirement benefit obligation	1,445	1,996
Financial liabilities - non current portion	3,272	2,907
Total non-current liabilities	4,856	5,421
Total liabilities	362,696	363,710
Commitments and contingencies
Shareholders' equity:
Common shares, €0.025 per value, 62,470,881 and 63,562,863 shares authorized, issued and outstanding at December 31, 2015 and June 30, 2016, respectively.	2,052	2,082
Additional paid-in capital	425,220	456,242
Accumulated other comprehensive (loss)	(69,023)	(60,329)
Retained earnings	116,076	145,407
Equity - attributable to shareholders of Criteo S.A.	474,325	543,402
Non-controlling interests	4,698	8,304
Total equity	479,023	551,706
Total equity and liabilities	$841,719	$915,416

CRITEO S.A.
Consolidated Statement of Income
(U.S. dollars in thousands, except share and per share data)
(unaudited)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2015	2016	YoY Change	2015	2016	YoY Change

Revenue	$299,306	$407,201	36%	$593,478	$808,454	36%

Cost of revenue
Traffic acquisition cost	(177,239)	(240,969)	36%	(353,127)	(479,724)	36%
Other cost of revenue	(14,243)	(20,279)	42%	(27,212)	(38,618)	42%

Gross profit	107,824	145,953	35%	213,139	290,112	36%

Operating expenses:
Research and development expenses	(19,853)	(30,235)	52%	(37,699)	(57,396)	52%
Sales and operations expenses	(59,727)	(69,225)	16%	(112,810)	(133,698)	19%
General and administrative expenses	(20,404)	(28,610)	40%	(37,950)	(53,347)	41%
Total Operating expenses	(99,984)	(128,070)	28%	(188,459)	(244,441)	30%
Income from operations	7,840	17,883	128%	24,680	45,671	85%
Financial income (expense)	(2,546)	(94)	(96)%	1,374	(1,412)	(203)%
Income before taxes	5,294	17,789	236%	26,054	44,259	70%
Provision for income taxes	(1,365)	(4,450)	226%	(8,508)	(12,394)	46%
Net Income	$3,929	$13,339	240%	$17,546	$31,865	82%

Net income available to shareholders of Criteo S.A	$3,540	$12,200		$16,522	$29,330
Net income available to non-controlling interests	$389	$1,139		$1,024	$2,535

Weighted average shares outstanding used in computing per share amounts:
Basic	61,719,367	63,246,785		61,448,678	62,928,221
Diluted	65,279,611	65,625,097		65,012,687	65,232,938

Net income allocated to shareholders of Criteo S.A per share:
Basic	$0.06	$0.19		$0.27	$0.47
Diluted	$0.05	$0.19		$0.25	$0.45

CRITEO S.A.
Consolidated Statement of Cash Flows
(U.S. dollars in thousands)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2016	2015	2016
Net income	$3,929	$13,339	$17,546	$31,865
Adjustments to reconcile to cash from operating activities	17,646	30,121	39,530	59,626
- Amortization and provisions	10,938	16,345	19,201	29,525
- Equity awards compensation expense (1)	5,325	7,695	11,642	16,065
- Net gain or loss on disposal of non-current assets	22	—	26	—
- Interest accrued	2	1,578	7	1,580
- Non-cash financial income and expenses	(6)	8	147	18
- Change in deferred taxes	(2,200)	(3,285)	(2,170)	(4,424)
- Income tax for the period	3,565	7,780	10,677	16,862
Changes in working capital requirement	(4,125)	(10,297)	4,779	(27,436)
- (Increase)/decrease in trade receivables	(3,218)	(7,126)	(12,639)	(2,368)
- Increase/(decrease) in trade payables	3,682	(1,244)	27,619	(15,149)
- (Increase)/decrease in other current assets	(5,243)	(5,969)	(15,883)	(15,777)
- Increase/(decrease) in other current liabilities	654	4,042	5,682	5,858
Income taxes paid	(5,512)	(13,889)	(8,909)	(25,874)
CASH FROM OPERATING ACTIVITIES	11,938	19,274	52,946	38,181
Acquisition of intangible assets, property, plant and equipment	(29,630)	(25,564)	(41,156)	(39,178)
Change in accounts payable related to intangible assets, property, plant and equipment	11,282	3,178	9,948	4,685
FREE CASH FLOW	(6,410)	(3,112)	21,738	3,688
Payments for acquired business, net of cash acquired	(2,867)	(5,074)	(20,075)	(5,074)
Change in other non-current financial assets	(1,492)	(207)	(5,244)	574
CASH USED FOR INVESTING ACTIVITIES	(22,707)	(27,667)	(56,527)	(38,993)
Issuance of long-term borrowings	1,567	2,295	2,394	3,059
Repayment of borrowings	(1,369)	(3,944)	(4,647)	(5,448)
Proceeds from capital increase	3,664	10,106	6,434	15,582
Change in other financial liabilities	—	(171)	(1,000)	(171)
CASH FROM FINANCING ACTIVITIES	3,862	8,286	3,181	13,022

CHANGE IN NET CASH AND CASH EQUIVALENTS	(6,907)	(107)	(400)	12,210
Net cash and cash equivalents at beginning of period	316,376	386,110	351,827	353,537
Effect of exchange rates changes on cash and cash equivalents	11,640	(8,596)	(30,318)	11,660
Net cash and cash equivalents at end of period	$321,109	$377,407	$321,109	$377,407

(1) out of which $7.2 million and $15.5 million was share-based compensation expense according to ASC 718 - Compensation - stock compensation for the quarter ended and year to date June 30, 2016, respectively.

CRITEO S.A.
Reconciliation of Revenue ex-TAC by Region to Revenue by Region
(U.S. dollars in thousands)
(unaudited)

	Three Months Ended				Six Months Ended
	June 30,				June 30,
Region	2015	2016	YoY Change	YoY Change at Constant Currency	2015	2016	YoY Change	YoY Change at Constant Currency
Revenue
Americas	$110,872	$156,522	41%	43%	$211,496	$303,695	44%	47%
EMEA	126,807	153,899	21%	22%	259,015	313,305	21%	23%
Asia-Pacific	61,627	96,780	57%	46%	122,967	191,454	56%	49%
Total	299,306	407,201	36%	35%	593,478	808,454	36%	37%

Traffic acquisition costs
Americas	(66,853)	(96,560)	44%	46%	(128,097)	(187,488)	46%	49%
EMEA	(73,155)	(86,820)	19%	19%	(151,313)	(178,006)	18%	20%
Asia-Pacific	(37,231)	(57,589)	55%	43%	(73,717)	(114,230)	55%	48%
Total	(177,239)	(240,969)	36%	34%	(353,127)	(479,724)	36%	36%

Revenue ex-TAC
Americas	44,019	59,962	36%	38%	83,399	116,207	39%	43%
EMEA	53,652	67,079	25%	25%	107,702	135,299	26%	28%
Asia-Pacific	24,396	39,191	61%	50%	49,250	77,224	57%	51%
Total	$122,067	$166,232	36%	35%	$240,351	$328,730	37%	38%

(1) We define Revenue ex-TAC as our revenue excluding traffic acquisition costs generated over the applicable measurement period. Revenue ex-TAC and Revenue, Traffic Acquisition Costs and Revenue ex-TAC by Region are not measures calculated in accordance with U.S. GAAP. We have included Revenue ex-TAC and Revenue, Traffic Acquisition Costs and Revenue ex-TAC by Region in this Form 8-K because they are key measures used by our management and board of directors to evaluate operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, we believe that the elimination of TAC from revenue and review of these measures by region can provide useful measures for period-to-period comparisons of our core business. Accordingly, we believe that Revenue ex-TAC and Revenue, Traffic Acquisition Costs and Revenue ex-TAC by Region provides useful information to investors and others in understanding and evaluating our results of operations in the same manner as our management and board of directors. Our use of Revenue ex-TAC and Revenue, Traffic Acquisition Costs and Revenue ex-TAC by Region has limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these limitations are: (a) other companies, including companies in our industry which have similar business arrangements, may address the impact of TAC differently; (b) other companies may report Revenue, Traffic Acquisition Costs and Revenue ex-TAC by Region or similarly titled measures but define the regions differently, which reduces their effectiveness as a comparative measure; and (c) other companies may report Revenue ex-TAC or similarly titled measures but calculate them differently, which reduces their usefulness as a comparative measure. Because of these and other limitations, you should consider Revenue ex-TAC and Revenue, Traffic Acquisition Costs and Revenue ex-TAC by Region alongside our other U.S. GAAP financial results, including revenue. The above table provides a reconciliation of revenue ex-TAC to revenue and revenue ex-TAC by region to revenue by region.

CRITEO S.A.
Reconciliation of Adjusted EBITDA to Net Income
(U.S. dollars in thousands)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2016	2015	2016
Net income	$3,929	$13,339	$17,546	$31,865
Adjustments:
Financial (income) expense	2,546	94	(1,374)	1,412
Provision for income taxes	1,365	4,450	8,508	12,394
Equity awards compensation expense	5,325	7,695	11,642	16,065
Research and development	$1,162	$2,179	$2,640	$4,581
Sales and operations	2,903	2,488	6,357	5,878
General and administrative	1,260	3,028	2,645	5,606
Pension service costs	110	131	221	260
Research and development	40	53	81	105
Sales and operations	39	35	78	69
General and administrative	31	43	62	86
Depreciation and amortization expense	10,278	13,300	18,707	25,817
Cost of revenue	6,813	9,220	12,784	17,439
Research and development	1,977	1,457	3,122	3,465
Sales and operations	1,112	2,019	2,104	3,791
General and administrative	376	604	697	1,122
Acquisition-related costs	—	148	—	148
General and administrative	—	148	—	148
Acquisition-related deferred price consideration	115	44	224	85
Research and development	115	44	224	85
Total net adjustments	19,739	25,862	37,928	56,181
Adjusted EBITDA (1)	$23,668	$39,201	$55,474	$88,046

(1) We define Adjusted EBITDA as our consolidated earnings before financial income (expense), income taxes, depreciation and amortization, adjusted to eliminate the impact of equity awards compensation expense, pension service costs, acquisition-related costs and deferred price consideration. Adjusted EBITDA is not a measure calculated in accordance with U.S. GAAP. We have included Adjusted EBITDA because it is a key measure used by our management and board of directors to evaluate operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, we believe that the elimination of equity awards compensation expense, pension service costs, acquisition-related costs and deferred price consideration in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core business. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our results of operations in the same manner as our management and board of directors. Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these limitations are: (a) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements; (b) Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs; (c) Adjusted EBITDA does not reflect the potentially dilutive impact of equity-based compensation; (d) Adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to us; and (e) other companies, including companies in our industry, may calculate Adjusted EBITDA or similarly titled measures differently, which reduces their usefulness as a comparative measure. Because of these and other limitations, you should consider Adjusted EBITDA alongside our U.S. GAAP financial results, including net income.

CRITEO S.A.
Detailed Information on Selected Items
(U.S. dollars in thousands)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2016	2015	2016
Equity awards compensation expense
Research and development	$1,162	$2,179	$2,640	$4,581
Sales and operations	2,903	2,488	6,357	5,878
General and administrative	1,260	3,028	2,645	5,606
Total equity awards compensation expense	5,325	7,695	11,642	16,065

Pension service costs
Research and development	40	53	81	105
Sales and operations	39	35	78	69
General and administrative	31	43	62	86
Total pension service costs	110	131	221	260

Depreciation and amortization expense
Cost of revenue	6,813	9,220	12,784	17,439
Research and development	1,977	1,457	3,122	3,465
Sales and operations	1,112	2,019	2,104	3,791
General and administrative	376	604	697	1,122
Total depreciation and amortization expense	10,278	13,300	18,707	25,817

Acquisition-related costs
General and administrative	—	148	—	148
Total acquisition-related costs	—	148	—	148

Acquisition-related deferred price consideration
Research and development	115	44	224	85
Total acquisition-related deferred price consideration	$115	$44	$224	$85

CRITEO S.A.
Reconciliation of Adjusted Net Income to Net Income
(U.S. dollars in thousands except share and per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2016	2015	2016

Net income	$3,929	$13,339	$17,546	$31,865
Adjustments:
Equity awards compensation expense	5,325	7,695	11,642	16,065
Amortization of acquisition-related intangible assets	1,674	825	2,594	2,202
Acquisition-related costs	—	148	—	148
Acquisition-related deferred price consideration	115	44	224	85
Tax impact of the above adjustments	(426)	(159)	(556)	(387)
Total net adjustments	6,688	8,553	13,904	18,113
Adjusted net income (1)	$10,617	$21,892	$31,450	$49,978

Weighted average shares outstanding
- Basic	61,719,367	63,246,785	61,448,678	62,928,221
- Diluted	65,279,611	65,625,097	65,012,687	65,232,938

Adjusted net income per share
- Basic	$0.17	$0.35	$0.51	$0.79
- Diluted	$0.16	$0.33	$0.48	$0.77

(1) We define Adjusted Net Income as our net income adjusted to eliminate the impact of equity awards compensation expense, amortization of acquisition-related intangible assets, acquisition-related costs and deferred price consideration and the tax impact of the foregoing adjustments. Adjusted Net Income is not a measure calculated in accordance with U.S. GAAP. We have included Adjusted Net Income because it is a key measure used by our management and board of directors to evaluate operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, we believe that the elimination of equity awards compensation expense, amortization of acquisition-related intangible assets, acquisition-related costs and deferred price consideration, and the tax impact of the foregoing adjustments in calculating Adjusted Net Income can provide a useful measure for period-to-period comparisons of our core business. Accordingly, we believe that Adjusted Net Income provides useful information to investors and others in understanding and evaluating our results of operations in the same manner as our management and board of directors. Our use of Adjusted Net Income has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these limitations are: (a) Adjusted Net Income does not reflect the potentially dilutive impact of equity-based compensation or the impact of certain acquisition related costs; and (b) other companies, including companies in our industry, may calculate Adjusted Net Income or similarly titled measures differently, which reduces their usefulness as a comparative measure. Because of these and other limitations, you should consider Adjusted Net Income alongside our other U.S. GAAP-based financial results, including net income.

CRITEO S.A.
Constant Currency Reconciliation
(U.S. dollars in thousands)
(unaudited)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2015	2016	YoY Change	2015	2016	YoY Change
Revenue as reported	$299,306	$407,201	36%	$593,478	$808,454	36%
Conversion impact U.S. dollar/other currencies		(4,550)			3,800
Revenue at constant currency (1)	$299,306	$402,651	35%	$593,478	$812,254	37%

Traffic acquisition costs as reported	(177,239)	(240,969)	36%	(353,127)	(479,724)	36%
Conversion impact U.S. dollar/other currencies		2,852			(1,787)
Traffic Acquisition Costs at constant currency (1)	$(177,239)	$(238,117)	34%	$(353,127)	$(481,511)	36%

Revenue ex-TAC (2) as reported	122,067	166,232	36%	240,351	328,730	37%
Conversion impact U.S. dollar/other currencies		(1,699)			2,013
Revenue ex-TAC (2) at constant currency (1)	$122,067	$164,533	35%	$240,351	$330,743	38%
Revenue ex-TAC (2)/Revenue as reported	41%	41%		40%	41%

Other cost of revenue as reported	(14,243)	(20,279)	42%	(27,212)	(38,618)	42%
Conversion impact U.S. dollar/other currencies		265			15
Other cost of revenue at constant currency (1)	$(14,243)	$(20,014)	41%	$(27,212)	$(38,603)	42%

Adjusted EBITDA (3)	23,668	39,201	66%	55,474	88,046	59%
Conversion impact U.S. dollar/other currencies		(1,010)			(113)
Adjusted EBITDA (3) at constant currency (1)	$23,668	$38,191	61%	$55,474	$87,933	59%

(1) Information in this Form 8-K with respect to results presented on a constant currency basis was calculated by translating current period results at prior period average exchange rates. Management reviews and analyzes business results excluding the effect of foreign currency translation because they believe this better represents our underlying business trends. The table above reconciles the actual results presented in this section with the results presented on a constant currency basis.

(2) Revenue ex-TAC is not a measure calculated in accordance with U.S. GAAP. See the table entitled "Reconciliation of Revenue ex-TAC by Region to Revenue by Region" for a reconciliation of Revenue Ex-TAC to revenue.

(3) Adjusted EBITDA is not a measure calculated in accordance with U.S. GAAP. See the table entitled "Reconciliation of Adjusted EBITDA to Net Income" for a reconciliation of Adjusted EBITDA to net income.

CRITEO S.A.
Information on Share Count
(unaudited)

	Six Months Ended
	June 30,
	2015	2016
Shares outstanding as at January 1,	60,902,695	62,470,881
Weighted average number of shares issued during the period	545,983	457,340
Basic number of shares - Basic EPS basis	61,448,678	62,928,221
Dilutive effect of share options, warrants, employee warrants - Treasury method	3,564,009	2,304,717
Diluted number of shares - Diluted EPS basis	65,012,687	65,232,938

Shares outstanding as at June 30,	61,913,692	63,562,863
Total dilutive effect of share options, warrants, employee warrants	7,119,504	8,198,113
Fully diluted shares as at June 30,	69,033,196	71,760,976

CRITEO S.A.
Supplemental Financial Information and Operating Metrics
(U.S. dollars in thousands except where stated)
(unaudited)

	Q3 2014	Q4 2014	Q1 2015	Q2 2015	Q3 2015	Q4 2015	Q1 2016	Q2 2016	YoY Change	QoQ Change

Clients	6,581	7,190	7,832	8,564	9,290	10,198	10,962	11,874	39%	8%

Revenue	258,245	294,489	294,172	299,306	332,674	397,018	401,253	407,201	36%	1%
Americas	78,008	109,543	100,624	110,872	124,024	170,133	147,174	156,522	41%	6%
EMEA	124,455	131,275	132,208	126,807	137,185	144,905	159,405	153,899	21%	(3)%
APAC	55,782	53,671	61,340	61,627	71,465	81,980	94,674	96,780	57%	2%

TAC	(155,237)	(172,538)	(175,888)	(177,239)	(198,970)	(237,056)	(238,755)	(240,969)	36%	1%
Americas	(47,250)	(66,774)	(61,244)	(66,853)	(75,684)	(104,646)	(90,929)	(96,560)	44%	6%
EMEA	(73,218)	(73,264)	(78,158)	(73,155)	(79,710)	(82,905)	(91,185)	(86,820)	19%	(5)%
APAC	(34,769)	(32,500)	(36,486)	(37,231)	(43,576)	(49,505)	(56,641)	(57,589)	55%	2%

Revenue ex-TAC	103,008	121,951	118,284	122,067	133,704	159,962	162,498	166,232	36%	2%
Americas	30,758	42,769	39,380	44,019	48,340	65,487	56,245	59,962	36%	7%
EMEA	51,237	58,011	54,050	53,652	57,475	62,000	68,220	67,079	25%	(2)%
APAC	21,013	21,171	24,854	24,396	27,889	32,475	38,033	39,191	61%	3%

Cash flow from operating activities	34,151	51,170	41,007	11,938	17,500	66,706	18,907	19,274	61%	2%

Capital expenditures	14,832	12,562	12,862	18,348	24,066	19,205	12,109	22,386	22%	85%

Net cash position	323,029	351,827	316,376	321,109	314,644	353,537	386,110	377,407	18%	(2)%

Days Sales Outstanding (days - end of month) (1)							56	57

(1) Due to the conversion from IFRS (euros) to U.S. GAAP (U.S. dollars), the Days Sales Outstanding for historic quarters has not been recalculated and is not available.